NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	October 13, 2009

Uranium Energy Corp to Purchase South Texas Mining Venture L.L.P. from Uranium One and Everest Exploration

Acquisition includes the Fully Licensed Hobson ISR Processing Facility, the Advanced La Palangana ISR Project and a Portfolio of Exploration Properties in South Texas

Austin, TX, October 13, 2009 - Uranium Energy Corp. (NYSE-AMEX: UEC, the "Company") is pleased to announce that it has entered into an agreement with URN Resources Inc. ("URN"), a subsidiary of Uranium One Inc., and an agreement in principle with Everest Exploration Inc. ("Everest"), to collectively acquire a 100% ownership interest in the South Texas Mining Venture, L.L.P. ("STMV"), a Texas limited liability partnership.

The Company entered into a Securities Purchase Agreement (the "Agreement") with URN today to acquire all of its 99% interest in STMV (the "Acquisition"). Under the terms of the Agreement the Company agreed to issue 2,500,000 shares of common stock of the Company to make the Acquisition. The closing of the Acquisition is subject to a number of conditions including, among other things, the receipt by both parties of certain consents and releases at closing.

The Company also today entered into an agreement in principle (the "Agreement in Principle") with Everest to purchase substantially all of the assets of Everest, including its 1% interest in STMV. To make the acquisition, the Company will pay 200,000 shares of common stock of the Company and a cash payment of $1,000,000 to be used, in part, for reclamation work to be performed by Everest and, subsequent to final closing, the Company, for final reclamation on two properties previously mined and restored by Everest. Among other things, the Agreement in Principle is subject to the Company's due diligence and the execution of a definitive asset purchase agreement.

The assets of STMV include the fully licensed and permitted Hobson ISR Processing Plant ("Hobson"), the La Palangana Uranium Project ("Palangana"), which is at an advanced stage of permitting, and a portfolio of exploration-stage properties located in South Texas. The Hobson facility is expected to form the basis of a new regional operating strategy for the Company's projects in South Texas. The Company anticipates that its Goliad and Nichols, and, after final closing, Palangana projects will now become satellite ISR operations, with loaded resins being transported to Hobson for further processing into dried U3O8 (commonly known as yellowcake).

As a result of the acquisition of STMV, the Company's Texas land position will now include five additional properties, all with recognized uranium mineralization, and which lie within approximately 100 miles of the licensed Hobson facility. The STMV acquisition will also include significant data files that document decades of South Texas-focused uranium exploration and mining.

Amir Adnani, President and CEO of the Company, stated, "The purchase of STMV is consistent with the Company's objective of growth through acquisitions that can add significant value for shareholders. Texas is America's energy capital, and the state with a unique streamlined permitting framework for uranium mining. Texas has four operating nuclear power plants and six additional facilities are under consideration. Concurrently, the South Texas Uranium Belt holds significant known resources that are amenable to low-cost in-situ recovery. The Company is acting to build a base for long-term growth here. By acquiring existing, licensed production facilities, we intend to shorten the runway to initial low-cost production. The addition of new resources and properties to our existing Goliad and Nichols projects provides the Company with a strong and diversified pipeline of advanced, development and exploration-stage properties for expanding production for many years."

Overview of the Hobson Processing Facility and the Palangana Project

The Hobson facility is located about 100 miles northwest of Corpus Christi in Karnes County, Texas. Hobson was originally licensed and constructed in 1978, and was subsequently totally refurbished and expanded to a drying and packaging capacity of 1,000,000 pounds of U3O8 per year in Q3 2008. Hobson's capacity can easily be doubled with the installation of a second and larger vacuum dryer.

The facility at Hobson is designed to process uranium-loaded resins from satellite facilities to a final product commonly known as yellowcake or U3O8. By utilizing the Hobson facility as a central processing site, the Company's near-term plan is to have Goliad, and potentially Nichols, and, after final closing, Palangana, ISR production processed at Hobson rather than to construct a new processing plant at Goliad. The Company's Goliad and Nichols projects are 40 miles east and 5 miles southwest of Hobson, respectively.

Texas uranium mining was first established in the late 1950s in Karnes County where Hobson is situated, and the Karnes County Commissioners have recently passed resolutions in support of uranium mining. Additionally, the Duval County Commissioners, in late 2006, similarly adopted a pro-uranium mining resolution. The Palangana Project is located in Duval County.

The Palangana project is a prior-producing in-situ recovery (ISR) project located in the South Texas uranium belt. The 2,500-hectare (6,200-acre) property is located approximately 100 miles south of the Hobson facility. Over 4,000 historic exploration, development and production holes were drilled at the project by Union Carbide Corp ("UCC"), Chevron, and Everest Exploration Inc. UCC produced uranium at the project in the mid to late 1970's with ISR technology. Harry Anthony, the Company's Chief Operating Officer, was a member of UCC's ISR mining team and oversaw the development and production of this project. Palangana is a near-term production project and is currently in the final stage of permitting. To date the Texas Commission on Environmental Quality ("TCEQ") has issued:

  a Final Mine Permit;

  a Final Draft Production Area-1 Authorization;

  a Permit by Rule (an Air Exemption permit);

  two Deep Disposal Well Final Permits;

  an existing Aquifer Exemption from previous mining endeavors is still current and active; and

  a Draft Radioactive Material License has been prepared by the TCEQ and it is expected to be finalized as an operating license very soon.

About Uranium Energy Corp.

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S. The Company's Goliad ISR Uranium Project in South Texas is in the final stages of mine permitting for production, and was recently issued a Final Draft Mine Permit and a Final Draft Production Authorization for Production Area 1. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. The company is well financed to execute on its key programs.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filing with the SEC, such as the ability to obtain additional financing, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors are cautioned that historical production is not necessarily indicative of future production potential.

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